UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement.
On March 18, 2014, Microsemi Corporation, a Delaware corporation (“Microsemi”) entered into Amendment No. 5 (“Amendment No. 5”) to its existing Amended and Restated Credit Agreement dated as of October 13, 2011 (such Amended and Restated Credit Agreement as further amended and supplemented prior to March 18, 2014, the “Existing Credit Agreement”; and as amended by Amendment No. 5, the “Amended Credit Agreement”), with Royal Bank of Canada, as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein.
Pursuant to the Existing Credit Agreement, certain lenders provided senior secured first lien credit facilities, consisting of a term loan facility and a revolving credit facility. Amendment No. 5 provides for, among other things, (i) a new $646,375,000 tranche of term loans (the “New Term Loans”), which replaced certain of the term loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of Amendment No. 5 (the “Replaced Term Loans”), (ii) new pricing terms, (iii) certain modifications to the excess cash flow prepayment and restricted payment provisions, and (iv) an increase in the amount of incremental credit facilities that Microsemi can request to an aggregate amount not to exceed $300,000,000 plus certain amounts based on the Company’s leverage ratio (increased from $50,000,000 pursuant to the Existing Credit Agreement). Except as modified by Amendment No. 5 as described above, the terms of the New Term Loans are the same as the terms of the Replaced Term Loans.  In connection with Amendment No. 5, Royal Bank of Canada replaced Morgan Stanley Senior Funding, Inc. as administrative agent and Morgan Stanley & Co. LLC as collateral agent under the Amended Credit Agreement.
The foregoing summary of Amendment No. 5 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 5, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Amendment No. 5 to Credit Agreement, dated as of March 18, 2014, by and among Microsemi Corporation, Royal Bank of Canada, as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: March 24, 2014	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 5 to Credit Agreement, dated as of March 18, 2014, by and among Microsemi Corporation, Royal Bank of Canada, as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein.